AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

                                  PAMIDA, INC.
                                  8800 F Street
                              Omaha, Nebraska 68127

                            SEAWAY IMPORTING COMPANY
                                  8800 F Street
                              Omaha, Nebraska 68127

                                 March 17, 1997

Congress Financial Corporation (Southwest)
1201 Main Street
Dallas, Texas  75250

BankAmerica Business Credit, Inc.
40 East 52nd Street
New York, New York  10017

Gentlemen:

     Congress Financial Corporation (Southwest), a Texas corporation in its individual capacity ("Congress"), BankAmerica Business Credit, Inc., formerly known as BA Business Credit Inc., a Delaware corporation ("BABC," together with Congress each individually a "Lender" and collectively, "Lenders"), Pamida, Inc., a Delaware corporation ("Pamida"), Seaway Importing Company, a Nebraska corporation ("Seaway," together with Pamida, collectively, "Borrowers") and Congress Financial Corporation (Southwest), a Texas corporation, as Agent for Lenders (in such capacity, "Agent") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 30, 1993, by and among Agent, Lenders and Borrowers (as amended by Amendment No. 1 to Loan and Security Agreement dated as of January 23, 1995, Amendment No. 2 to Loan and Security Agreement dated as of January 28, 1996, Amendment No. 3 to Loan and
Security Agreement dated as of September 16, 1996 and Amendment No. 4 to Loan and Security Agreement dated as of January 31, 1997 and as amended hereby, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements").

     Borrowers have requested that the "Maximum Credit" provided for in the Financing Agreements be increased, that the term of the Loan Agreement be extended and that certain other provisions of the Financing Agreements be amended, and Agent and Lenders are willing to increase the Maximum Credit, extend the Loan Agreement term and amend such other provisions of the Financing Agreements, subject to the terms and conditions contained herein. By this Amendment, Agent, Lenders and Borrowers desire and intend to evidence such amendments.

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     In  consideration  of  the  foregoing  and  the  agreements  and  covenants contained herein, the parties hereto agree as follows:

     1.     Amendments to Definitions.

(a) All references to the term "Maximum Credit" in any of the Financing Agreements shall be deemed, and each such reference is hereby amended, to mean $95,000,000.

(b) All references to the term "Renewal Date" in any of the Financing Agreements shall be deemed, and each such reference is hereby amended, to mean March 31, 2000.

(c) All references to the term "Interest Rate" in any of the Financing Agreements shall be deemed, and each such reference is hereby amended, to mean, as to Prime Rate Loans, a rate of one half of one (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers), provided, that:

     (i) as to Eurodollar Rate Loans, the rate shall be reduced to or, if previously reduced, continued at three (3%) percent per annum in excess of the Adjusted Eurodollar Rate during any Rate Adjustment Period, effective as of the first day of such Rate Adjustment Period, if the average of the Excess Availability as of the close of business on each of the Fridays in the immediately preceding Rate Adjustment Period or, in the case of the initial Rate Adjustment Period, in the immediately preceding period from the date hereof through April 30, 1997 shall have been greater than $10,000,000, provided, that, the rate shall increase to or continue at three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate during any subsequent Rate Adjustment Period, effective as of the first day of such Rate Adjustment Period, if the average of the Excess Availability as of the close of business on each of the Fridays in the immediately preceding Rate Adjustment Period or, in the case of the initial Rate Adjustment Period, in the immediately preceding period from the date hereof through April 30, 1997 shall not have been greater than $10,000,000; and

     (ii) notwithstanding anything to the contrary contained in this Section 1(c) or otherwise, at Agent's option, without notice, the rate shall be, as to Prime Rate Loans, two and one half (2 1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, five and one-quarter (5 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate, (A) for the period on and after (1) the date of termination or non-renewal hereof and until such time as all obligations are indefeasibly paid in full (nothwithstanding entry of any judgment against Borrowers) or (2) the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing

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          as  determined  by Agent  and (B) on the  Revolving  Loans at any time outstanding  in excess of the amounts  available  to  Borrowers  under
          Section 2 of the Loan Agreement (whether or not such excess(es) arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of Default).

     2. Additional Definitions. As used herein and in the Financing Agreements, the following terms shall have the following definitions, and the Loan Agreement is hereby amended to include these defined terms and definitions:

               "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum(rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (A) the Eurodollar Rate for such Interest Period by (B) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the maximum reserve percentage, expressed as a decimal (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent), prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank (or, if greater, in a non-United States or an international banking office of any Lender, provided, that Agent shall have received from such Lender prior written notice of such greater reserve percentage) used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank (or such other Lender) actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage (or, if later, upon the receipt by Agent of written notice from any Lender of such greater reserve percentage).

               "Business Day" shall mean any day other than a Saturday,  Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank, Agent and Lenders are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

               "Eurodollar Rate" shall mean, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially

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

               equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

                    "Eurodollar  Rate  Loans"  shall  mean any Loans or  portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                    "Interest Period" shall mean for any Eurodollar Rate Loan, a period of  approximately  one (1) or two (2) months  duration  as
               Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

                    "Loans"  shall mean any Revolving  Loans and shall,  without limitation, include any Revolving Loans that may from time to time have been made as or converted to Eurodollar Rate Loans pursuant to the terms of this Agreement.

                    "Prime Rate Loans"  shall mean any Loans or portion  thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                    "Rate  Adjustment  Period" shall mean any consecutive  three
               (3) calendar month period ending on April 30, July 31, October 31 or January 31 of any calendar year, commencing with such period commencing on May 1, 1997 and ending on July 31, 1997.

                    "Reference  Bank" Shall mean CoreStates  Bank, N.A., or such other bank as Agent may from time to time designate.

     3. Other Defined Terms. All other capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein.

     4. Loans. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

(a) Subject to, and upon the terms and conditions contained herein and in the other Financing Agreements, at the request of Borrowers, each of Lenders severally, but not jointly, agrees to lend to Borrowers and authorizes and appoints Agent to make Revolving Loans to Borrowers, for the account of and as Agent for Lenders, in such amounts from time to time as Agent shall determine, in its discretion, at Borrowers' request up to fifty-five (55%) percent of the Value of Eligible Inventory (or such greater or lesser percentage thereof as Agent may determine from time to time)."

     5.  Facility  Fee. In addition to any other fees  provided  for herein,  in
Section 2.5 of the Loan Agreement or otherwise in the

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

Financing Agreements, while the Loan Agreement is in effect, Borrowers shall pay to Agent for the account of Lenders an annual facility fee in the amount of $50,000, which amount shall be fully earned and payable on March 31 of each calendar year, commencing with March 31, 1998.

     6. Interest. Section 2.6 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          2.6 Interest.

(a) Borrowers shall pay to Agent for the account of Lenders interest on the outstanding principal amount of Revolving Loans and other the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

(b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing,
     (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans (that are not inconsistent with the procedures otherwise set forth herein for such requests), (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) after giving effect to the requested conversion(s) and/or continuance(s), the maximum principal amount of the Eurodollar Rate Loans at any time outstanding during the applicable Interest Period shall not exceed the amount equal to the lesser of (A) the principal amount of $35,000,000 and (B) fifty (50%) percent of the daily average of the principal amount of all Loans which it is anticipated will be outstanding at any time during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent or Lenders to make any such Loans) and (vii) the Interest Period and Adjusted Eurodollar Rate are available to Agent and Lenders and can be readily determined as of the Business Date immediately

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     following  the  date  of the  request  for  such  Eurodollar  Rate  Loan by
     Borrowers, provided, that, in the event such Interest Period and Adjusted Eurodollar Rate are not available to any Lender, such Lender shall give Agent two (2) Business Days prior written notice, and Agent shall so notify Borrowers, and Agent and Lenders shall not be required to provide such requested Eurodollar Rate Loan. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent shall have received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that
     (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) fifty (50%) percent of the aggregate principal amount of the Loans then outstanding, or
     (B) the  principal  amount of the Loans then  available to Borrowers  under
     Section 2 hereof. Borrowers shall pay to Agent for the accounts of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lenders, the Reference Bank or any participant with any Lenders for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrowers to Agent for the accounts of Lenders monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on noncontingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no

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

     event shall charges constituting interest payable by Borrowers to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     7. Changes in Laws and Increased Costs of Loans. A new Section 2.10 to the Loan Agreement is hereby added, as follows:


          2.10  Changes in Laws and Increased Costs of Loans.

(a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) (A) shall make it unlawful for Agent, any of Lenders, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans or (B) shall result in the increase in the costs to Agent, any of Lenders, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or (C) shall reduce the amounts received or receivable by Agent, any of Lenders, Reference Bank or any participants in respect thereof, by an amount deemed by Agent or such Lender to be material, provided, that, in the event of any such change of law, regulation, interpretation or administration applicable to any Lender, such Lender shall have notified Agent and Borrowers, or (ii) the cost to Agent, any of Lenders, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent or any Lender to be material to it, other than, with respect to any Eurodollar Rate Loan, an increase of cost arising solely as the result of an increase in the rate at which Reference Bank (or any other bank used by any Lender) is offered deposits of United States dollars in the London interbank market after the date that is two (2) Business Days prior to the commencement of the Interest Period applicable to such Eurodollar Rate Loan, provided, that, in the event of any such increase in cost applicable to any Lender, such Lender shall have notified Agent and Borrower. Borrowers shall pay to Agent, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, any of Lenders, the Reference Bank or any participant with Lenders for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent, any of Lenders, Reference Bank of any participant with Lenders as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

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(b)  If any payments or prepayments in respect of the Eurodollar  Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under
     Section 8 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, and of Lenders, the Reference Bank or any participant with any of Lenders for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof."

     8. Consolidated Working Capital. Section 6.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          6.18 Consolidated Working Capital. Pamida and its Subsidiaries shall have Consolidated Working Capital of not less than the following amounts at the end of each fiscal quarter during the period indicated below:

                 Period                               Amount
     -------------------------------                -----------
     (a)  From the date of Amendment
            No. 5 to this Agreement
            through May 3, 1998                     $22,500,000

     (b)  From May 4, 1998 through
            May 2, 1999                             $27,500,000

     (c)  From May 3, 1999 and at
            all times thereafter                    $32,500,000

     9. Consolidated Tangible Net Worth. Section 6.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "6.19 Consolidated Tangible Net Worth. Pamida and its Subsidiaries shall have Consolidated Tangible Net Worth of not less than the following amounts at the end of each fiscal quarter during the period indicated below:

                Period                                Amount
     -------------------------------                -----------
     (a)  From the date of Amendment
            No. 5 to this Agreement
            through May 3, 1998                     $70,000,000

     (b)  From May 4, 1998 through
            May 2, 1999                             $75,000,000

     (c)  From May 3, 1999 and at
            all times thereafter                    $80,000,000

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     10. Consolidated  Adjusted Cash Flow. Section 6.21 of the Loan Agreement is
hereby deleted in its entirety and the following substituted therefor:

          "6.21 Consolidated Adjusted Cash Flow. Pamida and its Subsidiaries shall not permit Consolidated Adjusted Cash Flow to be less than the amount indicated for the following periods of any fiscal year ending on the Sunday nearest January 31 of each calendar year:



                    Date                             Amount
     -------------------------------------        -------------
     (i)  The fiscal quarter ending
            on or about April 30                  ($10,000,000)

     (ii) The two (2) fiscal quarters,
            cumulatively, ending on or
            about July 31                         ($ 8,500,000)

     (iii)The three (3) fiscal quarters,
            cumulatively, ending on or
            about October 31                      ($ 5,000,000)

     (iv) The four (4) fiscal quarters,
            cumulatively, ending on or
            about January 31                       $ 5,000,000

     11.   Calculation of Financial Covenants.

(a) Section 2 of Amendment No. 2 to Loan Agreement is hereby deleted in its entirety and the effects of the one-time special charges referred to therein shall not be excluded from any calculations required by Sections 6.18, 6.19, 6.20 or 6.21 of the Loan Agreement.

(b) Notwithstanding anything to the contrary contained in Section 1.28 of the Loan Agreement, for purposes of any calculations required by Sections 6.18, 6.19, 6.20 or 6.21 of the Loan Agreement, GAAP shall be determined, in each case, on the basis of generally accepted accounting principles in the United States of America as in effect on the date of this Amendment, as set forth in the applicable opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board issued on or prior to the date of this Amendment, and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent and Lenders prior to the date of this Amendment and the debt compliance calculation sheet attached hereto as Exhibit A, and Section 1.28 of the Loan Agreement shall be deemed, and is hereby so amended.

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

(c) For purposes of calculating Consolidated Working Capital, as provided for in Section 1.19 of the Loan Agreement, and notwithstanding anything to the contrary stated therein, all Indebtedness of Borrowers under the Financing Agreements shall at all times be deemed to be classified as "current liabilities" as that term is used in Section 1.19(b), and shall be included as such in such Section 1.19(b) notwithstanding any other classification or the reclassification of such Indebtedness for any other purpose, and
     Section 1.19(b) of the Loan Agreement shall be deemed, and is hereby, so amended.

     12. Termination Fee. Sections 9.2(e) (i), (ii) and (iii) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

(i) three (3%) percent of the Maximum Credit if such termination is effective after the fourth anniversary of this Agreement but on or prior to the fifth anniversary of this Agreement; or

(ii) two (2%) percent of the Maximum Credit if such termination is effective after the fifth anniversary of this Agreement but on or prior to the sixth anniversary of this Agreement; or

(iii)one-half (1/2%) percent of the Maximum Credit if such termination is effective after the sixth anniversary of this Agreement but prior to the Renewal Date then in effect."

     13.   Representations,   Warranties  and  Covenants.  In  addition  to  the
continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Agent and Lenders pursuant to the Financing Agreements, Borrowers hereby represent, warrant and covenant with and to Agent and Lenders as follows (which representations, warranties and covenant are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

(a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

(b) This Amendment and the other amendment agreements delivered in connection herewith, have been duly authorized, executed and delivered by each of Borrowers and are in full force and effect as of the date hereof, and the agreements and obligations of each of Borrowers contained herein and therein constitute legal, valid and binding obligations of each of Borrowers enforceable against each of Borrowers in accordance with their respective terms.

(c) All required consents or approvals of any persons other than Lenders and Agent to the authorization, execution and delivery of this Amendment and the other amendment agreements delivered in connection herewith have been obtained by each of Borrowers and Guarantors, and the authorization, execution and delivery hereof does not violate or breach any provision of or constitute a default under any material indenture, mortgage, deed of trust, agreement or instrument to which any of Borrowers or Guarantors is or may be bound, including, without limitation, the Note Indenture.

     14. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent on behalf of Lenders:

(a)  Agent shall have received, in form and substance  satisfactory to Agent, an
     executed  original  of  this  Amendment,  duly  authorized,   executed  and
     delivered by each of Borrowers, Guarantors and BABC;

(b) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 4 to Deed of Trust, Security Agreement and Assignment of Leases and Rents by Pamida in favor of Old Republic National Title Insurance Company, as trustee, for the benefit of Agent and Lenders, duly authorized, executed and delivered by the parties thereto;

(c) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 4 to Leasehold Deed of Trust, Security Agreement and Assignment of Leases and Rents by Pamida in favor of Old Republic National Title Insurance Company, as trustee, for the benefit of Agent and Lenders, duly authorized, executed and delivered by the parties thereto;

(d) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 4 to Co-Lending and Agency Agreement, duly authorized, executed and delivered by each of Agent and Lenders;

(e) Agent shall have received, in form and substance satisfactory to Agent, a secretary's certificates for each of Borrowers and Guarantors with respect to directors' resolutions, incumbency and other matters as Agent may require; and

(f) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     15. Amendment and Line Increase Fee. Borrowers shall pay to Agent for the account of Lenders an amendment fee in an amount equal to $200,000, which fee shall be fully earned and payable as of the date hereof, shall be in addition to all other amounts payable under the Financing Agreements, shall constitute part of the Obligations and may, at Agent's option, be charged directly to any account(s) of Borrowers maintained with Agent or Lenders.

     16. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     17. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     18. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     19. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     20. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Agent and Lenders, shall become a binding agreement among Borrowers, Agent and Lenders.

                                        Very truly yours,

                                        PAMIDA, INC.

                                        By:    /s/ George R. Mihalko
                                        Title:     Senior Vice President & CFO


                                        SEAWAY IMPORTING COMPANY

                                        By:    /s/ George R. Mihalko
                                        Title:     Senior Vice President & CFO

AGREED:

CONGRESS FINANCIAL CORPORATION
   (SOUTHWEST), individually and as Agent

By:    /s/ Edward Franco
Title:     Senior Vice President


BANKAMERICA BUSINESS CREDIT, INC., formerly known as BA Business Credit Inc.

By:    /s/ Walter T. Shellman
Title:     Vice President


ACKNOWLEDGED AND AGREED:

PAMIDA HOLDINGS CORPORATION

By:    /s/ George R. Mihalko
Title:     Senior Vice President & CFO


PAMIDA TRANSPORTATION COMPANY

By:    /s/ George R. Mihalko
Title:     Senior Vice President & CFO

                                  Pamida, Inc.
                                    Exhibit A
                          Debt Compliance Calculations
                                  Per Amendment
                               No. 5 Requirements
                              Fiscal Year End 1997

                                                         -----------
                                                         Preliminary
                                                           FYE 1997
                                                           Actuals
                                                         -----------
Section 6.18    Cash flow requirement

                Net income (loss) after taxes:           $     3,696

                Depr & amort                                  11,319
                Amort of def finance costs                       676
                Provision for LIFO                               874
                Post employment health                          (125)
                Stock incentive benefit                            0
                                                         -----------
                Sub total                                     16,440
                Capital expenditures                          (4,947)
                Principal payments non-revolver debt          (1,334)
                Principal payments captial leases             (2,637)
                                                         -----------
                Adjusted cash flow as defined                  7,522
                Adjusted cumulative cash flow as defined       7,522
                Proposed minimum                               3,500
                                                         -----------
                Excess (deficit)                         $     4,022
                                                         ===========

Section 6.19    Consolidated working capital requirement

                Total current assets                     $   176,139
                LIFO reserve                                   6,574
                                                         -----------
                Current assets as adjusted                   182,713
                Total current liabilities                    148,309
                                                         -----------
                Working capital as defined                    34,404
                Proposed minimum                              22,500
                                                         -----------
                Excess (deficit)                         $    11,904
                                                         ===========


Section 6.21    Consolidated tangible net worth
                requirement

                SH equity                                $   (57,531)
                LIFO reserve                                   6,574
                                                         -----------
                Adjusted shareholders' equity                (50,957)

                Subordinated indebtedness                    140,000
                Deferred finance costs                        (3,124)
                                                         -----------
                                                              85,919
                Minimum required/proposed                     70,000
                                                         -----------
                Excess (deficit)                         $    15,919
                                                         ===========